Exhibit 21

NOVAMED SUBSIDIARIES

1.	NovaMed Management of Kansas City, Inc., a Missouri corporation

2.	NovaMed Blue Ridge, Inc., a Missouri corporation

3.	NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company

4.	NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company

5.	NovaMed Management Services, LLC, a Delaware limited liability company

6.	NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company

7.	NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company

8.	NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company

9.	NovaMed of Louisville, Inc., a Kentucky corporation

10.	Midwest Uncuts, Inc., an Iowa corporation

11.	NovaMed Eyecare Research, Inc., a Delaware corporation

12.	NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation

13.	NMGK, Inc., an Illinois corporation

14.	NMLO, Inc., a Kansas corporation

15.	NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company

16.	Patient Education Concepts, Inc., a Delaware corporation

17.	NMI, Inc., a Georgia corporation

18.	NovaMed Acquisition Company, Inc., a Delaware corporation

19.	NovaMed Surgery Center of Thibodaux, LLC, a Delaware limited liability company

20.	NovaMed Surgery Center of Richmond, LLC, a Delaware limited liability company

21.	NovaMed Surgery Center of River Forest, LLC, a Delaware limited liability company

22.	NovaMed Surgery Center of Colorado Springs, LLC, a Delaware limited liability company

23.	NovaMed of Texas, Inc., a Delaware corporation

24.	NovaMed Surgery Center of Tyler, L.P., a Delaware limited partnership

25.	NovaMed Alliance, Inc., a Delaware corporation

26.	NovaMed Surgery Center of St. Joseph, LLC, a Delaware limited liability company

27.	NovaMed Surgery Center of Merrillville, LLC, a Delaware limited liability company

28.	NovaMed Surgery Center of Chicago – Northshore, LLC, a Delaware limited liability company

29.	NovaMed Surgery Center of Columbus, LLC, a Delaware limited liability company

30.	Blue Ridge Surgical Center, LLC, a Delaware limited liability company

31.	NovaMed Surgery Center of Chattanooga, LLC, a Delaware limited liability company

32.	NovaMed Surgery Center of Nashua, LLC, a Delaware limited liability company

33.	NovaMed Surgery Center of Bedford, LLC, a Delaware limited liability company

34.	NovaMed Surgery Center of Altamonte Springs, LLC, a Delaware limited liability company

35.	NovaMed Surgery Center of Oak Lawn, LLC, a Delaware limited liability company

36.	NovaMed Surgery Center of Palm Beach, LLC, a Delaware limited liability company